================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                    AMENDMENT No. 1 TO APPLICATION OR REPORT
                     FILED PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 21, 1999


                                    AMBI Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

New York                               1-12106                          11-2653613
-------------------------------        -----------------------     ----------------------
(State or other jurisdiction of        (Commission File Number)       (I.R.S. Employer
incorporation or organization)                                     Identification Number)

4 Manhattanville Road  Purchase, New York                            10577
-----------------------------------------                          ----------
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number including Area Code:             (914) 701-4500
                                                               --------------

================================================================================

The undersigned registrant hereby amends the following items, financial statements, exhibits, or other portions included in its Current Report on Form 8-K dated February 3, 1999 as set forth in the pages attached hereto:


Item  7(a)      Financial Statements of Optimum Lifestyle, Inc.

                   Independent Auditors' Report

                   Balance Sheets as of October 31, 1998 and December 31, 1997

                   Statements of Operations for the ten months ended October 31, 1998 and the year ended December 31, 1997

                   Statements of Shareholders' Equity for the ten months ended October 31, 1998 and the year ended December 31, 1997

                   Statements of Cash Flows for the ten months ended October 31, 1998 and the year ended December 31, 1997

                   Notes to Financial Statements


Item  7(b)      Unaudited pro forma financial information

                   AMBI Inc. Unaudited Pro Forma Balance Sheet as of December 31, 1998

                   AMBI Inc. Unaudited Pro Forma Statements of Operations for the six months ended December 31, 1998 and the year ended June 30, 1998


Item  7(c)      Exhibits

                   23.1 Consent of KPMG LLP

                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


Date:   March 15, 1999


                                     By:  /s/ Fredric D. Price
                                          --------------------------------------
                                          Fredric D. Price
                                          President and Chief
                                          Executive Officer

ITEM 7(a)      FINANCIAL STATEMENTS OF OPTIMUM LIFESTYLE, INC.

                          Independent Auditors' Report


The Board of Directors
Optimum Lifestyle, Inc.:


We have audited the accompanying balance sheets of Optimum Lifestyle, Inc. (the "Company"), as of October 31, 1998 and December 31, 1997, and the related statements of operations, shareholders' equity, and cash flows for the ten-month period ended October 31, 1998 and the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Optimum Lifestyle, Inc., as of October 31, 1998 and December 31, 1997, and the results of its operations and its cash flows for the ten-month period ended October 31, 1998 and the year ended December 31, 1997 in conformity with generally accepted accounting principles.


                                            KPMG LLP


November 24, 1998
San Francisco, California

                             OPTIMUM LIFESTYLE, INC.

                                 Balance Sheets

                     October 31, 1998 and December 31, 1997


                                                                 October 31,         December 31,
                                  Assets                            1998                1997
                                                                 -----------         ------------
Current assets:
     Cash and cash equivalents                                   $   61,981             173,772
     Accounts receivable, net                                       455,786             842,256
     Inventory, net                                                 169,047              84,609
                                                                 ----------          ----------
                 Total current assets                               686,814           1,100,637

Property and equipment, net                                          31,925              25,333
Other assets                                                         18,352               2,650
                                                                 ----------          ----------
                                                                 $  737,091           1,128,620
                                                                 ==========          ==========

                 Liabilities and Shareholders' Equity

Current liabilities:
     Accounts payable                                            $  120,594             321,093
     Accrued liabilities                                             42,242             139,338
                                                                 ----------          ----------
                 Total current liabilities                          162,836             460,431
                                                                 ----------          ----------

Shareholders' equity:
     Common stock, $0.001 par value, 5,000 shares
        authorized, 1,000 shares issued and outstanding                   1                   1
     Paid-in capital                                                  5,807               5,807
     Retained earnings                                              568,447             662,381
                                                                 ----------          ----------
                 Total shareholders' equity                         574,255             668,189
                                                                 ----------          ----------
                                                                 $  737,091           1,128,620
                                                                 ==========          ==========


See accompanying notes to financial statements

                             OPTIMUM LIFESTYLE, INC.

                            Statements of Operations

 For the ten months ended October 31, 1998 and the year ended December 31, 1997


                                                     Ten Months              Year
                                                       Ended                 Ended
                                                     October 31,           December 31,
                                                        1998                  1997
                                                     -----------           ------------
Revenue                                              $ 4,798,366             7,525,945
Cost of revenue                                        2,099,453             3,075,240
                                                     -----------           -----------
                 Gross profit                          2,698,913             4,450,705

Selling, general and administrative expense            1,121,722             1,441,556
                                                     -----------           -----------
                 Operating income                      1,577,191             3,009,149

Interest and dividends                                     9,130                26,502
Interest expense                                             (47)               (1,355)
                                                     -----------           -----------
                 Net income before taxes               1,586,274             3,034,296

Income tax expense                                        26,093                47,136
                                                     -----------           -----------
                 Net income                          $ 1,560,181             2,987,160
                                                     ===========           ===========


See accompanying notes to financial statements

                             OPTIMUM LIFESTYLE, INC.

                       Statements of Shareholders' Equity

 For the year ended December 31, 1997 and the ten months ended October 31, 1998


                                                   Common stock
                                          ------------------------------          Paid-in           Retained
                                              Shares            Amount            Capital           earnings              Total
                                              ------            ------            -------           --------              -----
Balance December 31, 1996                         100        $         1        $     5,807        $   650,753         $   656,561
Distributions paid to shareholders                 --                 --                 --         (2,975,532)         (2,975,532)
Net income                                         --                 --                 --          2,987,160           2,987,160
                                          -----------        -----------        -----------        -----------         -----------
Balance December 31, 1997                         100        $         1        $     5,807        $   662,381         $   668,189
                                          -----------        -----------        -----------        -----------         -----------

Distributions paid to shareholders                 --                 --                 --         (1,654,115)         (1,654,115)
Net income                                         --                 --                 --          1,560,181           1,560,181
                                          -----------        -----------        -----------        -----------         -----------
Balance October 31, 1998                          100        $         1        $     5,807        $   568,447         $   574,255
                                          ===========        ===========        ===========        ===========         ===========


See accompanying footnotes to financial statements

                             OPTIMUM LIFESTYLE, INC

                            Statements of Cash Flows

 For the ten months ended October 31, 1998 and the year ended December 31, 1997


                                                                         Ten Months                 Year
                                                                            Ended                   Ended
                                                                         October 31,             December 31,
                                                                            1998                    1997
                                                                         -----------             ------------
Cash flows from operating activities:
     Net income                                                          $ 1,560,181             2,987,160
     Adjustment to reconcile net income to net cash provided by operating activities:
           Depreciation and amortization                                       7,149                 5,497
           Changes in operating assets and liabilities:
              Accounts receivable                                            386,475              (453,383)
              Inventory                                                      (84,438)              (10,651)
              Other assets                                                   (15,702)               70,469
              Accounts payable                                              (200,499)              197,092
              Accrued liabilities                                            (97,096)               93,401
                                                                         -----------           -----------
                 Net cash provided by operating activities                 1,556,070             2,889,585
                                                                         -----------           -----------

Cash flow from investing activities:
     Purchases of property, plant and equipment                              (13,746)              (10,029)
                                                                         -----------           -----------
                 Net cash used in investing activities                       (13,746)              (10,029)
                                                                         -----------           -----------

Cash flow from financing activities:
     Long-term debt repayment                                                     --               (27,721)
     Proceeds from line of credit                                             35,000                87,288
     Principal payments on line of credit                                    (35,000)              (87,288)
     Distributions to shareholders                                        (1,654,115)           (2,975,532)
                                                                         -----------           -----------
                 Net cash used in financing activities                    (1,654,115)           (3,003,253)
                                                                         -----------           -----------
Net decrease in cash and cash equivalents                                   (111,791)             (123,697)
Cash and cash equivalents at beginning of period                             173,772               297,469
                                                                         -----------           -----------
Cash and cash equivalents at end of period                               $    61,981               173,772
                                                                         ===========           ===========

Supplemental disclosures of cash flow information:
     Cash paid:
        Income taxes                                                     $    25,940                46,878
                                                                         ===========           ===========


See accompanying footnotes to financial statements

                             Optimum Lifestyle, Inc.

                          Notes to Financial Statements

                     October 31, 1998 and December 31, 1997


(1)    The Company

       Optimum Lifestyle, Inc. (the "Company") was incorporated on September 29, 1992 as an "S" Corporation in Mill Valley, California. The Company develops and markets wellness and nutriceutical products for healthy living.

       On October 15, 1998, the Company signed a letter of intent with AMBI Inc. ("AMBI"), whereby AMBI intends to purchase substantially all of the assets and assume substantially all of the liabilities, excluding contingent liabilities, of the Company, in exchange for cash, common stock of AMBI and contingent payments. The acquisition is subject to the terms of the definitive agreement, which is subject to approval by the Company's stockholders. The acquisition is expected to close in the first quarter of 1999.


(2)    Summary of Significant Accounting Policies

       (a)    Cash Equivalents

              Cash equivalents consists of money market funds. For purposes of the accompanying statement of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less at the time of acquisition to be cash equivalents.

       (b)    Inventory

              Inventory primarily consists of packaging materials and is carried at the lower of cost (on a first-in, first-out basis) or estimated net realizable value.

       (c)    Property and Equipment

              Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, generally three to seven years.

       (d)    Revenue Recognition

              Sales of product are recognized upon shipment to customers. The Company establishes an allowance for doubtful accounts receivable based upon factors surrounding the credit risk of specific customers, historical trends and other information.

       (e)    Income Taxes

              The Company is an "S" Corporation; thus, the Company's earnings are distributed to the shareholders and taxed at the individual shareholder level. Minimum state tax of one and one half percent of net taxable earnings are payable by the Company to the Franchise Tax Board of the State of California.

       (f)    Research and Development, and Advertising

              Research and development, and advertising costs are expensed as incurred. During the ten-month period ended October 31, 1998 and the year ended December 31, 1997, the Company's research and development costs were $9,812 and $53,005, respectively, and its advertising costs were $96,243 and $88,045, respectively.

       (g)    Fair Value of Financial Instruments

              The carrying amounts of the Company's financial instruments, which include cash, accounts receivable, other assets, accounts payable and accrued liabilities, approximate fair value because of the short maturities of the Company's instruments.

       (h)    Use of Estimates

              The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)    Property and Equipment

       At October 31, 1998 and December 31, 1997, property and equipment consisted of the following:

                                                        Lives
                                                        in years          1998                1997
                                                        --------          ----                ----

      Computers and equipment                               3           $ 14,371              14,371

      Furniture and fixtures                                7             32,574              18,833
                                                                        --------            --------

                 Total                                                    46,945              33,204

      Less accumulated depreciation                                      (15,020)             (7,871)
                                                                        ========            ========

                 Property and equipment, net                            $ 31,925              25,333
                                                                        ========            ========

(4)    Line of Credit

       In January 1994, the Company obtained a $100,000 revolving line of credit from a financial institution. The line of credit is personally guaranteed by the shareholders of the Company, and bears interest at 12.25%. As of October 31, 1998 and December 31, 1997, no borrowings were outstanding under the line of credit.

(5)    Profit Sharing Plan

       In December 1995, the Company established a profit sharing plan (the
       Plan). Substantially all employees with at least one year of employment are eligible to participate. The Company has the option of contributing to the Plan as determined by the Company in an amount not exceeding that allowed under the provisions of Section 404 of the Internal Revenue Code. After completing one year of service, employees share in the allocation of contributions in proportion to the employees' compensation as it compares to total compensation of all Plan participants. Such contributions vest to employees over a five year period.

       During the ten-month period ended October 31, 1998 and the year ended December 31, 1997, the Company contributed $47,025 and $45,000, respectively, to the Plan.

(6)    Business and Credit Concentration

       The Company sells its products primarily to one major customer. Revenues relating to this major customer for the ten months ended October 31, 1998 and the year ended December 31, 1997 were $4,788,759 and $7,167,793, respectively.

       The Company contracts with certain single suppliers to manufacture its inventory. Management believes that other suppliers could provide similar products at comparable terms. As a result, management believes a change in suppliers would not disrupt on-going operations and would not effect operating results adversely.

ITEM  7(b).    UNAUDITED PRO FORMA FINANCIAL INFORMATION


The accompanying unaudited pro forma financial information is presented to show the pro forma effects of the acquisition of certain assets and liabilities herein referred to as the "OLI Business" of Optimum Lifestyle, Inc. (OLI) on AMBI Inc. ("AMBI") historical financial position and results of operations under the purchase method of accounting. The purchase price for the acquisition of the OLI Business was $7.5 million which was funded by: (1) A portion of the proceeds from a new loan from State Street Bank as well as cash on hand totaling $6.07 million and; (2) 1,304,347 shares of AMBI common stock issued to the seller valued at $1.44 million. The intangibles arising out of this transaction were valued at $7.45 million and are being amortized over periods ranging from 3 to 15 years.

Additional contingent payments will be made to the seller depending primarily on sales levels of the OLI Business achieved during the five year period following closing. The accompanying unaudited pro forma statements of operations exclude the effect of these contingent payments of up to: $1.5 million in cash payable 30 days from March 31, l999; a maximum of $3.0 million in cash and/or AMBI common stock, at the option of the previous owners of OLI, payable $1.0 million on each of the first three anniversaries of the acquisition; $3.0 million in newly issued AMBI preferred stock, payable $1.5 million on the first and second anniversaries of the acquisition; and a single payment of $1.0 million in cash, payable prior to the fifth anniversary of the acquisition.

These payments are contingent upon certain milestones for future revenue of the OLI Business and/or contingent upon the OLI product availability through certain distribution channels in the future. As of the date of this Form 8-K, the Company is unable to calculate the amount or impact of these contingent payments on earnings per share due to future events relating to the OLI Business which AMBI cannot predict at this time.

The Unaudited Pro forma Statement of Operations for the six months ended December 31, 1998, and the year ended June 30, 1998, assume that the acquisition was consummated on July 1, 1997. The Unaudited Pro forma Balance Sheet as of December 31, 1998 assumes that the acquisition was consummated on that date. OLI's fiscal year ends on December 31. The financial information of OLI is derived from OLI's internal accounting records.

The unaudited pro forma financial information is not necessarily indicative of the financial position or results of operations as they may be in the future or as they would have been had the transaction been consummated on the assumed dates.

The unaudited pro forma financial information should be read in conjunction with AMBI's historical consolidated financial statements and notes thereto included in its June 30, 1998 Form 10-K and its December 31, 1998 Form 10-Q, the enclosed audited historical financial statements for the business acquired and the description of the transaction under Item 2 in the Form 8-K filed February 3, 1999.

                                    AMBI INC
                        Unaudited Pro forma Balance Sheet
                                DECEMBER 31,1998
                                 (in thousands)

                                                                                  Pro forma        Company
                                                     AMBI               OLI       Adjustment       Pro forma
                                                     ----               ---       ----------       ---------
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                     $  5,610         $      5     $ (2,511)(1,2)     $  3,104
    Accounts receivable,net                          3,778              560         (537)(1)          3,801
    Inventories,net                                    565              118           --                683
    Prepaid and other current assets                   555              112         (112)(1)            555
                                                  --------         --------     --------           --------
Total current assets                                10,508              795       (3,160)             8,143
                                                  --------         --------     --------           --------

Property and equipment, net                            993               32          (24)(1)          1,001
Patent costs and licensed technology, net           12,571               --           --             12,571
Goodwill,net                                         1,058               --        1,452 (2)          2,510
Non-compete                                                                          250 (2)            250
Trademark                                                                          5,750 (2)          5,750
Other assets                                           601               --           --                601
                                                  --------         --------     --------           --------
TOTAL ASSETS                                      $ 25,731         $    827     $  4,268           $ 30,826
                                                  --------         --------     --------           --------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Short-term debt, current portion of long-term
debt and lease obligations                        $  3,059         $     --     $     --           $  3,059
Accounts payable and accrued expenses                2,554              680         (588)(1)          2,646
Nutrition 21 payable                                 1,142               --           --              1,142
Preferred dividends payable                             85               --           --                 85
                                                  --------         --------     --------           --------
Total current liabilities                            6,840              680         (588)             6,932
                                                  --------         --------     --------           --------
Long term debt and lease obligations, less
current portion                                      1,012               --           --              1,012
Acquisition bank loan                                                              3,567 (2)          3,567
Other long term obligations                            470               --           --                470
                                                  --------         --------     --------           --------
TOTAL LIABILITIES                                    8,322              680        2,979             11,981
                                                  --------         --------     --------           --------

Stockholders' equity
     Common stock                                      137               --            6 (2)            143
     Additional paid in capital                     58,590                6        1,424 (2)         60,020
     Accumulated deficit                           (41,318)             141         (141)(2)        (41,318)
                                                  --------         --------     --------           --------
Total Stockholders' equity                          17,409              147        1,289             18,845
                                                  --------         --------     --------           --------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                              $ 25,731         $    827     $  4,268           $ 30,826
                                                  ========         ========     ========           ========


See accompanying notes

Notes to AMBI Inc. Unaudited Pro forma Balance Sheet at December 31, 1998 (in thousands, except share amounts)

(1) The purchase agreement for the OLI Business allowed the prior owners to keep tangible assets and liabilities except $50 in net current assets and $7 in property and equipment.

         The net assets acquired were determined as follows:

         OLI total assets                                      $ 827
         Less assets remaining at OLI:
                  Cash                                            (5)
                  Accounts Receivable                           (537)
                  Other Current Assets                          (112)
                  Property and Equipment                         (24)
                                                               -----
         Adjusted assets acquired by AMBI Inc.                 $ 149
                                                               -----

         Total liabilities                                     $ 680
         Less liabilities remaining at OLI                     $ 588
                                                               -----
         Adjusted liabilities acquired by AMBI Inc.            $  92
                                                               -----

         Net assets acquired by AMBI Inc.                      $  57
                                                               =====

(2) The net book value of the net assets acquired approximates fair value. The allocation of the purchase price of the OLI Business is preliminary and has not yet been finalized by AMBI due to potential additional purchase price consideration that may be payable based upon certain contingencies in the purchase agreement.

         To record the allocation of the excess of the purchase price over the fair value of net assets acquired to trademarks, non compete agreement and goodwill, the excess purchase price was calculated as follows:

         Cash on hand utilized                               $ 2,506
         Cash from bank loan                                   3,567 (a)
         Fair value of common stock issued                     1,436 (b)
                                                             -------
         Purchase price                                      $ 7,509
         Net assets acquired                                      57
                                                             -------
         Excess purchase price                               $ 7,452 (c)
                                                             -------

              (a) Additional borrowing of $3,567 represents the incremental amount of the term loan from State Street Bank & Trust Co. for the acquisition of the OLI Business.

              (b) Reflects 1,304,347 shares of AMBI common stock, par value
                  $0.005, valued at $1.1015 per share which represents the closing market price on January 21, l999, the date of acquisition, discounted by 25% (based upon an independent valuation) because the common shares issued were unregistered on the date of the acquisition.

              (c) Excess purchase price was allocated based upon an independent valuation among trademarks, non-compete agreement and goodwill.

                                    AMBI INC
                   Unaudited Pro forma Statement of Operations
                            Year Ended June 30, 1998
               (in thousands, except share and per share amounts)


                                                                                         Pro forma             Company
                                                          AMBI          OLI (1)         Adjustments           Pro forma
                                                          ----          -------         -----------           ---------
Net Sales                                            $    20,082    $     6,781                              $    26,863

Other revenues                                               676                                                     676
                                                     -----------    -----------         ----------           -----------
TOTAL REVENUES                                            20,758          6,781                                   27,539
                                                     -----------    -----------         ----------           -----------

COSTS AND EXPENSES

  Cost of sales                                            2,956          3,245                                    6,201
  Selling, general & admin.expenses                       12,100          1,036                                   13,136
  Research and development expenses                        2,660                                                   2,660
  Depreciation and amortization                            1,575                               563 (4)             2,138
                                                     -----------    -----------         ----------           -----------
OPERATING INCOME                                           1,467          2,500               (563)                3,404
                                                     -----------    -----------         ----------           -----------

  Interest income                                             71             23                (73)(6)                21
  Interest expense                                           370             --                269 (5)               639
                                                     -----------    -----------         ----------           -----------
INCOME BEFORE INCOME TAXES                                 1,168          2,523               (905)                2,786
                                                     -----------    -----------         ----------           -----------
  Income taxes                                               116             41                (41)(2)               116
                                                     -----------    -----------         ----------           -----------

NET INCOME                                               $ 1,052    $     2,482               (864)              $ 2,670
                                                     ===========    ===========         ==========           ===========

Basic and Diluted (Loss) Earnings
            per share (Notes 3,7)                        ($0.04)                                                   $0.04
                                                     ===========                                              ==========
Weighted average shares outstanding (Note 8)          20,163,412                         1,304,347 (3)        21,467,759
                                                     ===========                         =========            ==========


See accompanying notes

Notes to AMBI Inc. Unaudited Pro forma Statement of Operations for the Year Ended June 30, 1998 (in thousands, except share and per share amounts)

(1) Represents the actual unaudited results of operations of OLI for the period July 1, 1997 through June 30, 1998.

(2) A pro forma adjustment of $41 has been made to reverse income taxes for the additional net income attributable to the OLI Business because AMBI has available $14.3 million in tax loss carryforwards as of June 30, 1998, for which no deferred tax asset had been recognized.

(3) Pro forma weighted average shares of 21,467,759 includes a weighted average amount of 1,304,347 shares issued to the former owners of OLI.

(4) Represents the amortization of intangibles recognized on the purchase of the OLI Business, consisting of: $250 non compete agreement amortized over 3 years; $5,750 trademarks amortized over 15 years and $1,452 of goodwill amortized over 15 years. The amortization for the period July 1, l997 to June 30, l998 is $563.

(5) Represents additional interest expense at 8.75% associated with the incremental bank borrowing of $3,567 obtained in connection with the acquisition of the OLI Business.

(6) Represents interest income assumed lost (average rate of 3%) on cash reserves used to pay for the acquisition.

(7)      Basic and diluted (loss) earnings per share are computed as follows:

                                                                       Company
                                                      AMBI            Pro forma
                                                      ----            ---------

         Weighted average shares                   20,163,412        21,467,759

         Net income                                     1,052             2,670
         Preferred stock dividend                        (374)             (374)
         Conversion discount on
            convertible preferred stock                (1,527)           (1,527)
                                                   ----------        ----------
         Net (Loss) Income attributable
            to common stockholders                      ($849)             $769
                                                   ==========        ==========
         Basic and Diluted (loss) earnings
            per share                                  ($0.04)            $0.04
                                                   ==========        ==========

The weighted average shares of dilutive securities that would have been used to calculate diluted EPS had their effect not been anti-dilutive are as follows:

                                                                       Company
                                                      AMBI            Pro forma
                                                      ----            ---------

         Convertible Preferred Stock                4,222,906         4,222,906

                                    AMBI INC
                   Unaudited Pro forma Statement of Operations
                       Six Months Ended December 31, 1998
              ( in thousands, except share and per share amounts )


                                                                                         Pro forma             Company
                                                          AMBI          OLI (1)         Adjustments           Pro forma
                                                          ----          -------         -----------           ---------
Net Sales                                            $    11,779    $     1,907                              $    13,686

Other revenues                                             1,000             --                                    1,000
                                                     -----------    -----------                              -----------
TOTAL REVENUES                                            12,779          1,907                                   14,686
                                                     -----------    -----------                              -----------

COSTS AND EXPENSES

  Cost of sales                                            1,295            874                                    2,169
  Selling, general & admin.expenses                        5,474            972                                    6,446
  Research and development expenses                          865             --                                      865
  Depreciation and amortization                            1,129             --                282 (4)             1,411
                                                                                                                      --
                                                     -----------    -----------         ----------           -----------
OPERATING INCOME                                           4,016             61               (282)                3,795
                                                     -----------    -----------         ----------           -----------

  Interest income                                            101              5                (32)(6)                74
  Interest expense                                           132             --                103 (5)               235
  Other income,net                                            79             --                                       79

                                                     -----------    -----------         ----------           -----------
INCOME BEFORE INCOME TAXES                                 4,064             66               (417)                3,713
                                                     -----------    -----------         ----------           -----------
  Income taxes                                               257             19                (19)(2)               257

                                                     -----------    -----------         ----------           -----------
NET INCOME                                           $     3,807    $        47               (398)          $     3,456
                                                     ===========    ===========         ==========           ===========

Basic Earnings per share                             $      0.14                                             $      0.12
                                                     ===========                                             ===========
Weighted average number of common
   shares                                             23,842,943                         1,304,347 (3)        25,147,290
                                                     ===========                                             ===========
Diluted Earnings per share                           $      0.14                                             $      0.12
                                                     ===========                                             ===========
Weighted average number of common
  shares and equivalents                              27,642,848                         1,304,347 (3)        28,947,195
                                                     ===========                                             ===========


See accompanying notes

Notes to AMBI Inc. Unaudited Pro forma Statement of Operations for the Six Months Ended December 31, 1998 (in thousands, except share amounts)


(1) Represents the actual unaudited results of OLI for the period July 1, 1998 through December 31, 1998.

(2) A pro forma adjustment of $19 has been made to reverse income taxes for the additional net income attributable to the OLI Business because AMBI has available $14.3 million in tax loss carryforwards as of July 1, 1998 for which no deferred tax asset has been recognized.

(3) Pro forma weighted average shares of 25,147,290 and 28,947,195 include a weighted average amount of 1,304,347 shares issued to the former owners of OLI.

(4) Represents amortization of intangibles recognized on the purchase of the OLI Business consisting of: $250 non-compete agreement amortized over 3 years; $5,750 trademarks amortized over 15 years and $1,452 of goodwill amortized over 15 years. The amortization for the period July 1, l998 to December 31, l998 is $282.

(5) Represents additional interest expense at 8.75% associated with the incremental bank borrowing of $3,567 obtained in connection with the acquisition of the OLI Business.

(6) Represents interest income assumed lost (average rate of 3%) on cash reserves used to pay for the acquisition.

Note: Selling, general and administrative expenses included in the OLI financials and company pro forma financials includes $165 of salaries to the former owners of OLI and $325 of one-time non-recurring bonuses to other individuals.